EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned, Steven R. Morgan and Robert W. Driskell, certifies pursuant to 18 U.S.C. Section 1350, that: (1) this annual report on Form 10-K of Hancock Fabrics, Inc. ("Hancock") for the year ended January 28, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Hancock.

Date: April 20, 2012

/s/ Steven R. Morgan
Steven R. Morgan
President and Chief Executive Officer

/s/ Robert W. Driskell
Robert W. Driskell
Executive Vice President and
Chief Financial Officer